UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 25, 2016

LANDS' END, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2016, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Lands’ End, Inc. (the “Company”) approved the 2016 performance goals, measures, definitions and other particulars under the Lands’ End, Inc. Long-Term Incentive Program, as amended and restated (collectively, the “2016 LTIP”). On April 28, 2016, the Compensation Committee approved the 2016 performance goals, measures, definitions, awards and other particulars under the Lands’ Inc. Annual Incentive Plan (the “AIP”), as amended and restated (collectively, the “2016 AIP”), awards under the 2016 LTIP, and Restricted Stock Unit awards under the Lands’ End, Inc. 2014 Stock Plan (the “Stock Plan”), as amended and restated (the “2016 RSU Awards”).

Each current executive officer who is named in the summary compensation table of the proxy statement for the Company’s 2016 annual meeting of stockholders, as well as the Company’s chief financial officer, was granted an award under the 2016 AIP, an award under the 2016 LTIP and a 2016 RSU Award. These executive officers are: Federica Marchionni, President and Chief Executive Officer; James Gooch, Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer; Scott Hyatt, Executive Vice President, Chief Supply Chain Officer; Steven Rado, Senior Vice President, Chief Marketing Officer; and Kelly Ritchie, Senior Vice President, Employee and Customer Services.

The following summaries are qualified in their entirety by reference to the complete text of the applicable documents.

2016 AIP

Awards under the 2016 AIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company's common stock in lieu of cash or a combination of cash and shares, upon the achievement of certain performance goals.

The AIP provides that, for each performance period, the Compensation Committee will establish in writing the applicable financial performance goals and any particulars or components and the annual incentive opportunity and assignment with respect to each participant. The financial performance goals under the 2016 AIP applicable to the Company’s executive officers are based solely on a specified adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) performance measure.

The Compensation Committee determined threshold, target and maximum goals for the performance measure under the 2016 AIP. A threshold level of performance will generate a payout at 10% of the 2016 AIP target opportunity and a target level of performance will generate a payout at 100% of the 2016 LTIP target opportunity. The maximum incentive opportunity under the 2016 LTIP is 200% of the participant’s target award amount. The payout percentage between each of threshold and target payout and between target and maximum payout is based on straight-line (linear) interpolations.

The target award percentage of base salary under the 2016 AIP is 100% of base salary for Ms. Marchionni, 75% of base salary for Mr. Gooch, 65% of base salary for Mr. Hyatt, and 50% of base salary for each of Mr. Rado and Ms. Ritchie.

The Company will pay awards earned under the 2016 AIP to participants no later than the date that is the 15th day of the third month following fiscal year 2016, provided that the participant is actively employed by the Company on the payment date (unless otherwise prohibited by law). Certain additional conditions will apply for a participant whose employment with us terminates due to his or her death or disability prior to the payment date.

Long-Term Incentive Structure

There are two components of the Company’s long-term incentive structure (“LTI”) for fiscal year 2016: awards under the 2016 LTIP and the 2016 RSU Awards. The 2016 LTIP is intended as a performance-based incentive program and the 2016 RSU Awards are intended to be a time-based incentive program.

The total LTI target award percentage of base salary is 150% of base salary for Ms. Marchionni and 100% of base salary for each of Mr. Gooch, Mr. Hyatt, Mr. Rado and Ms. Ritchie, with 50% of each officer’s LTI target opportunity awarded under the 2016 LTIP and 50% of each officer’s LTI target opportunity awarded in the form of the 2016 RSU Awards.

2016 LTIP

Awards under the 2016 LTIP represent the right to receive cash or, at the discretion of the Compensation Committee, shares of the Company's common stock in lieu of cash, or a combination of cash and shares, upon the achievement of certain performance goals for each year in a three-year period (with each year representing 20% of the target opportunity) and/or for the cumulative period (representing 40% of the target opportunity). The performance period for the 2016 LTIP is fiscal years 2016 through 2018. The Compensation Committee determined threshold, target and maximum goals for each performance measure under the 2016 LTIP. Opportunities for participants under the 2016 LTIP are based solely on a specified adjusted EBITDA performance measure.

Under the 2016 LTIP, a threshold level of performance for a goal will generate a payout at 10% of the 2016 LTIP target opportunity and a target level of performance will generate a payout at 100% of the 2016 LTIP target opportunity. The maximum incentive opportunity under the 2016 LTIP is 200% of the participant’s target award amount. The payout percentage between each of threshold and target payout and between target and maximum payout is based on straight-line (linear) interpolations.

The Company will pay awards earned under the 2016 LTIP to participants no later than the date that is the 15th day of the third month following fiscal year 2018, provided that the participant is actively employed by us on the payment date (unless otherwise prohibited by law). Certain additional conditions will apply for a participant whose employment with the Company terminates due to his or her death or disability prior to the payment date.

2016 RSU Awards

The 2016 RSU Awards are designed to constitute 50% of a participant’s overall LTI target opportunity, based on the value of the participant’s 2016 RSU Award on the grant date of May 2, 2016. Each Restricted Stock Unit represents a contingent right to receive one share of the Company’s common stock upon satisfaction of the vesting conditions. The 2016 RSU Awards will vest in installments May 2, 2017 (25%), May 2, 2018 (25%) and May 2, 2019 (50%), subject to satisfaction of vesting conditions, including continued employment. Certain additional conditions will apply for a participant whose employment with the Company terminates due to his or her death or disability prior to the vesting date.

Executive Compensation Recovery Provisions

The Company’s annual and long-term incentive programs contain executive compensation recovery provisions. The relevant provisions provide that the Company will seek reimbursement from participating executives if the Company’s financial statements or approved financial measures are subject to restatement due to error or misconduct, to the extent permitted by law.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	2016 Additional Definition Under Lands’ End, Inc. Annual Incentive Plan (As Amended and Restated)
10.2	2016 Additional Definition Under Lands’ End, Inc. Long-Term Incentive Program (As Amended and Restated)

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LANDS' END, INC.

Date: April 29, 2016	By: /s/ Dorian R. Williams
Name: Dorian R. Williams Title: Senior Vice President, General Counsel and Corporate Secretary